UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 6, 2007

Commission File Number 0-16305

INTERNATIONAL ELECTRONICS, INC.

(Exact name of small business issuer as specified in its charter)

MASSACHUSETTS	04-2654231
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

427 Turnpike Street, Canton, Massachusetts 02021

(Address of principal executive offices, including zip code)

(781) 821-5566

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The registrant is reporting that it is in default of its Loan and Security Agreement (Agreement) with Silicon Valley Bank (the Bank) that was entered into on April 12, 2006. The Agreement provides International Electronics (IEI) with a Revolving Line up to $1,500,000 and a Term Loan in an aggregate amount equal to $300,000. These loans were to become due on April 11, 2007.  On April 10, 2007, the registrant and Bank entered an Amendment to the Agreement (April 10th Amendment) extending the facilities maturity to June 10, 2007.Under the April 10th Agreement with Silicon Valley Bank, IEI is not permitted to have its Net Income (Loss), as defined in the April 10th Agreement, in any trailing three month period, measured on the last day of each period, be less than ($100,000) through March 31, 2007, ($150,000) through April 30, 2007, and ($200,000) through May 31, 2007.  As a result of the extraordinary fees associated with the tender offer of March 6, 2007 by RISCO, Ltd., the registrant is not in compliance with its covenants regarding Net Income (Loss) with the Bank as of April 30, 2007.

On June 6, 2007, a second Amendment to the Agreement (June 6th Amendment) was established extending the facilities to August 9, 2007.  In addition, the June 6th Amendment relieves IEI of the Net Income (Loss) covenant.  With the second Amendment, the Bank waived the April 30th covenant default.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 6, 2007

INTERNATIONAL ELECTRONICS, INC.

	By:	/s/ John Waldstein
John Waldstein
President, Chief Executive Officer, Chief Financial Officer and Treasurer